UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NVLN	the NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01  Other Events

On October 2, 2019, the Board of Directors (the “Novelion Board”) of Novelion Therapeutics Inc. (“Novelion”) elected Michael D. Price to serve as a director on the Novelion Board, with a term that expires at Novelion’s upcoming annual general meeting (the “Annual Meeting”).  The Novelion Board will be recommending that Mr. Price be elected by the Novelion shareholders for another term at the upcoming Annual Meeting.  Mr. Price was not, and is not expected to be, appointed to any committees of the Novelion Board.

Cautionary Information Regarding Trading in Novelion’s Securities

Novelion cautions that trading in Novelion’s securities is highly speculative and poses substantial risks.  Trading prices for Novelion’s securities may bear little or no relationship to the actual value realized, if any, by holders of Novelion’s securities.  Accordingly, Novelion urges extreme caution with respect to existing and future investments in its securities.

Additional Information About the Proposed Transaction and Where to Find It

Novelion has filed with the U.S. Securities and Exchange Commission (the “Commission”) a preliminary proxy statement and plans to file and mail to its shareholders a definitive proxy statement in connection with the Annual Meeting and Novelion’s plans to liquidate and matters incidental thereto (the “Liquidation Matters”).  Security holders of Novelion are urged to read the proxy statement and the other relevant materials as and when they become available because such materials contain important information about the Annual Meeting and the proposed Liquidation Matters. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by Novelion with the Commission, may be obtained free of charge at the Commission’s website at www.sec.gov.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS AS AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ANNUAL MEETING AND LIQUIDATION MATTERS.

Participants in the Solicitation

Novelion and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Novelion in connection with the Annual Meeting and the Liquidation Matters once the definitive proxy statement is made available.  Information about those directors and executive officers of Novelion, including their ownership of Novelion securities, is set forth in the preliminary proxy statement filed with the Commission on September 20, 2019.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Novelion and its directors and executive officers in the Liquidation by reading the proxy statement and other public filings referred to in this Form 8-K.

Forward Looking and Cautionary Statements

Certain statements in this Form 8-K constitute “forward-looking statements”  and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. There can be no assurance that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Therefore, the forward-looking statements in this Form 8-K should be considered in light of the risks and uncertainties that attend such statements, including, but not limited to, whether the Novelion shareholders will approve the Liquidation Matters or other matters submitted to the Novelion shareholders at the Annual Meeting, Novelion’s ability to successfully and timely hold, and the outcome of, the Annual Meeting, the state of Novelion’s operations and remaining assets following the closing of the transaction between, inter alia, Amryt Pharma plc and Novelion’s former operating subsidiary, Aegerion Pharmaceuticals, Inc. (“Aegerion”), Novelion’s ability to effect the deconsolidation of Aegerion from its financial statements and file its Quarterly Report on Form 10-Q within the anticipated timeframe or at all, the delisting of Novelion’s securities from The Nasdaq Stock Market and the success of any appeal and ongoing stay associated therewith, the possibility that there will be no market for trading Novelion’s securities or that trading will be suspended, as well as those risks identified in Novelion’s filings with the Commission, including the preliminary proxy statement filed on September 20, 2019, and any subsequent filings with the Commission, which are available on the Commission’s website at www.sec.gov. Novelion makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	Interim Chief Executive Officer and General Counsel

Date:  October 3, 2019